Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND QUARTER FISCAL 2014 RESULTS

San Jose, CA – April 22, 2014.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ GS: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second fiscal quarter ended March 29, 2014.

Second Quarter Fiscal 2014 Summary

•            Revenue of $1.48 billion

•            GAAP operating margin of 3.1 percent

•            GAAP diluted earnings per share of $0.24

•            Non-GAAP(1) operating margin of 3.6 percent

•            Non-GAAP(1) diluted earnings per share of $0.44

Revenue for the second quarter was $1.48 billion, compared to $1.45 billion in the prior quarter and $1.43 billion for the same period of fiscal 2013.

GAAP operating income in the second quarter was $45.3 million or 3.1 percent of revenue, compared to $45.8 million or 3.2 percent of revenue for the same period ended March 30, 2013.  GAAP net income in the second quarter was $20.8 million, compared to $21.2 million for the same period a year ago.  GAAP diluted earnings per share for the quarter were $0.24, compared to $0.25 in the second quarter of fiscal 2013.

Non-GAAP operating income in the second quarter was $53.2 million or 3.6 percent of revenue, compared to $40.0 million or 2.8 percent of revenue in the second quarter fiscal 2013.  Non-GAAP net income in the second quarter was $38.3 million, compared to $25.3 million in the same period a year ago.  Non-GAAP diluted earnings per share were $0.44, compared to $0.30 for the same period a year ago.

Balance Sheet Summary

•            Ending cash and cash equivalents were $390.6 million

•            Cash flow from operations was $8.5 million

•            Repurchased 1.1 million common shares for a total of $18.8 million

•            Inventory turns were 6.8x

•            Cash cycle days were 48.5 days

“I am pleased with our second quarter results.  Our outlook for revenue growth in the second half of the year remains optimistic as new programs ramp and demand improves across a broad set of customers.  We continue to invest in technology and business processes which offer a distinct advantage to our customers.  As we further diversify our business, we believe our revenue and profitability will continue to improve,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

Third Quarter Fiscal 2014 Outlook

The following forecast is for the third fiscal quarter ending June 28, 2014.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.50 billion to $1.60 billion

•                  Non-GAAP diluted earnings per share between $0.45 to $0.49

Upcoming Investor and Analyst Day

Sanmina will host an Investor and Analyst Day on Tuesday, May 6, 2014 in New York, NY.  The event will begin at 9:00 a.m. ET and conclude at approximately 1:00 p.m. ET.  Jure Sola, Chairman and Chief Executive Officer, along with members of the management team will provide a closer look into the Company.

Financial analysts and institutional investors who are interested in attending the event should contact Paige Bombino at (408) 964-3610 or email paige.bombino@sanmina.com.  For other interested parties, a simultaneous webcast of the event will be available on the company website at www.sanmina.com, in the investor relations section.

Company Conference Call Information

Sanmina will hold a conference call regarding results for the second quarter fiscal year 2014 on Tuesday, April 22, 2014 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 28874977.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina.com.  Sanmina provides third quarter fiscal 2014 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the third quarter and its expectations regarding revenue and profitability, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including changes to or a deterioration in the markets for the Company’s customers’ products; competition that could adversely impact the Company’s pricing and therefore result in a reduction of revenues and margins;  dependence on a relatively small number of customers, the loss of or reduction in business from any of which could significantly reduce our revenue and net income; inability of customers to pay for the Company’s products due to insolvency or otherwise; any failure of the Company’s Components, Products and Services business to meet expectations; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	March 29,	September 28,
	2014	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$390,622	$402,875
Accounts receivable, net	953,347	944,816
Inventories	799,663	781,560
Prepaid expenses and other current assets	88,218	75,337
Total current assets	2,231,850	2,204,588

Property, plant and equipment, net	546,366	540,151
Other	241,995	251,109
Total assets	$3,020,211	$2,995,848

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$917,780	$956,488
Accrued liabilities	108,445	109,363
Accrued payroll and related benefits	113,986	118,572
Short-term debt	85,682	22,301
Total current liabilities	1,225,893	1,206,724

Long-term liabilities:
Long-term debt	557,241	562,512
Other	133,560	135,048
Total long-term liabilities	690,801	697,560

Stockholders’ equity	1,103,517	1,091,564
Total liabilities and stockholders’ equity	$3,020,211	$2,995,848

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	Mar. 29,	Mar. 30,	Mar. 29,	Mar. 30,
	2014	2013	2014	2013
Net sales	$1,476,712	$1,427,642	$2,924,210	$2,922,587
Cost of sales	1,357,745	1,327,338	2,694,458	2,725,355
Gross profit	118,967	100,304	229,752	197,232

Operating expenses:
Selling, general and administrative	62,332	58,954	121,514	118,822
Research and development	8,829	6,020	16,734	11,415
Amortization of intangible assets	474	474	948	948
Restructuring and integration costs	2,565	6,925	6,269	10,872
Asset impairments	—	1,100	—	1,100
Gain on sales of long-lived assets	(530)	(18,967)	(530)	(23,185)
Total operating expenses	73,670	54,506	144,935	119,972

Operating income	45,297	45,798	84,817	77,260

Interest income	174	246	980	444
Interest expense	(7,482)	(10,416)	(14,955)	(23,500)
Other income (expense), net	626	(1,477)	1,504	(16,399)
Interest and other, net	(6,682)	(11,647)	(12,471)	(39,455)
Income before income taxes	38,615	34,151	72,346	37,805
Provision for income taxes	17,775	12,960	28,405	15,993
Net income	$20,840	$21,191	$43,941	$21,812

Basic income per share	$0.25	$0.26	$0.53	$0.27
Diluted income per share	$0.24	$0.25	$0.51	$0.26

Weighted-average shares used in computing per share amounts:
Basic	82,728	82,543	83,247	82,226
Diluted	86,144	84,683	86,723	84,369

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	Mar. 29,	Mar. 30,	Mar. 29,	Mar. 30,
	2014	2013	2014	2013

GAAP Operating Income	$45,297	$45,798	$84,817	$77,260
GAAP operating margin	3.1%	3.2%	2.9%	2.6%
Adjustments
Stock compensation expense (1)	4,757	4,342	9,032	9,008
Amortization of intangible assets	1,251	474	1,725	948
Distressed customer charges (2)	(290)	321	383	5,412
Restructuring, acquisition and integration costs	2,565	6,925	6,269	10,872
Contingency item expected to reverse in a future period (3)	124	—	124	—
Gain on sales of long-lived assets	(530)	(18,967)	(530)	(23,185)
Asset impairments	—	1,100	—	1,100
Non-GAAP Operating Income	$53,174	$39,993	$101,820	$81,415
Non-GAAP operating margin	3.6%	2.8%	3.5%	2.8%

GAAP Net Income	$20,840	$21,191	$43,941	$21,812

Adjustments:
Operating income adjustments (see above)	7,877	(5,805)	17,003	4,155
Loss on repurchases of debt (4)	—	1,401	—	1,401
Loss on dedesignation of interest rate swap (5)	—	—	—	14,903
Litigation settlements (6)	(261)	—	(261)	—
Nonrecurring tax items	9,823	8,498	13,082	7,253
Non-GAAP Net Income	$38,279	$25,285	$73,765	$49,524

GAAP Net Income Per Share:
Basic	$0.25	$0.26	$0.53	$0.27
Diluted	$0.24	$0.25	$0.51	$0.26

Non-GAAP Net Income Per Share:
Basic	$0.46	$0.31	$0.89	$0.60
Diluted	$0.44	$0.30	$0.85	$0.59

Weighted-average shares used in computing per share amounts:
Basic	82,728	82,543	83,247	82,226
Diluted	86,144	84,683	86,723	84,369

(1)   Stock compensation expense was as follows:

	Three Months Ended		Six Months Ended
	Mar. 29,	Mar. 30,	Mar. 29,	Mar. 30,
	2014	2013	2014	2013

Cost of sales	$1,364	$1,291	$2,566	$2,631
Selling, general and administrative	3,382	3,004	6,453	6,299
Research and development	11	47	13	78
Total	$4,757	$4,342	$9,032	$9,008

(2)   Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3)   Represents a non-recurring contingency that the Company expects to resolve favorably in future periods.  However, there can be no assurance of the exact amount or timing of this recovery.

(4)   Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(5)   Represents a non-cash loss resulting from dedesignation of an interest rate swap.

(6)   Represents cash received in connection with a litigation settlement.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.